Exhibit 99.2

RAE Systems Appoints New Chief Financial Officer

Donald W. Morgan replaces Joseph Ng

SUNNYVALE, Calif.—(BUSINESS WIRE)—Dec. 22, 2004—RAE Systems Inc. (AMEX:RAE - News), a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical and radiation detection monitors and networks for homeland security and industrial applications, today announced the appointment of Donald W. Morgan as vice president and chief financial officer. Mr. Morgan replaces Joseph Ng, the company’s former chief financial officer, After a transition period, Mr. Ng will be leaving to pursue other opportunities. Mr. Morgan, who will start on January 1, 2005, will be responsible for the company’s worldwide finance and accounting functions.

“With public-company CFO experience and a strong background in the Fortune 500, Don brings a wealth of relevant expertise to this role,” said Robert I. Chen, RAE Systems’ chief executive officer. “As we continue to execute on our growth plans, I am delighted to have an executive of Don’s caliber join the RAE Systems team.”

Morgan was most recently CFO of Larscom Incorporated (formerly Nasdaq: LARS), which merged with Verilink Corporation in July of 2004. He began his career at Unisys Corporation (NYSE: UIS - News), and his professional experience includes financial management roles at various technology companies. Morgan holds a B.S. degree in Business Administration from Northeastern University and an M.S. degree in Finance from the University of Illinois.

About RAE Systems

RAE Systems is a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical detection monitors and networks for homeland security and industrial applications. In addition, RAE Systems offers a full line of portable single-sensor chemical and radiation detection products. RAE Systems’ products enable the military and first responders such as firefighters, law enforcement and other emergency management personnel to detect and provide early warning of weapons of mass destruction and other hazardous materials. Industrial applications include the detection of toxic industrial chemicals, volatile organic compounds and petrochemicals. RAE Systems’ products are used by many U.S. government agencies, including the Department of Homeland Security, the Department of Justice, and the Department of State, as well as all branches of the U.S. military, and by numerous city and state agencies. Our end users also include many of the world’s leading corporations in the airline, automotive, computer and oil industries. Our products are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at

http://www.sec.gov. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contact:

RAE Systems Inc.

Bob Durstenfeld, 408-585-3534

bdurstenfeld@raesystems.com

Source: RAE Systems Inc.